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                                                                    Exhibit 10.3

                       CARDMEMBER PUBLISHING CORPORATION

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1. Purpose. The 1995 Non-Employee Director Stock Plan (the "Plan") is to benefit Cardmember Publishing Corporation (the "Company") and its subsidiary corporations by offering some of its non-employee directors an opportunity to become owners of the Class B Common Stock $.01 par value, of the Company (the "Stock") and is intended to advance the best interests of the Company by increasing their proprietary interest in the success of the Company and its subsidiary corporation.

2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the terms of the Plan, the Board shall have the power to construe the provisions of the Plan, or of options granted hereunder (the "Options") or Stock issued hereunder, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Board deems desirable.

3. Available Shares. The total amount of the Stock with respect to which Options may be granted under this Plan shall not exceed in the aggregate 25,000 shares; provided, that the class and aggregate number of shares of Stock which may be granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17 hereof. Such shares of Stock may be treasury shares or authorized but unissued shares of Stock. In the event that any outstanding Option for any reason shall expire or is terminated or cancelled, the shares of Stock allocable


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to the unexercised portion of such Option may again be subject to an Option or
Options under the Plan.

4. Authority to Grant Options and Stock. All Options granted under the Plan shall be non-qualified stock options. No Options shall be granted under the Plan subsequent to June 30, 2005. The only Options and Stock under the Plan which may be granted are those which are granted after both adoption of the Plan by the Board and approval thereof by the stockholders of the Company.

5. Eligibility for Stock Options and Stock. The individuals who shall be eligible to receive Options under the Plan shall be certain non-employee Directors of the Company who are designated by the Board as Eligible Directors ("Eligible Directors").

6. Option Grant Size and Grant Dates. Options to purchase shares of Stock shall be granted to Eligible Directors as determined by the Board from time to time during the term of this Plan.

7. Option Price; Fair Market Value. The price at which shares of Stock may be purchased by an Eligible Director pursuant to an Option (the "Optionee") shall be the fair market value of the shares of Stock on the date the Option is granted as determined by the Board.


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8. Duration of Options. The term of each Option hereunder shall be ten years, and no Option shall be exercisable after the expiration of ten years from the date such Option is granted. An Option shall expire immediately following the last day on which such Option is exercisable pursuant to this Paragraph 8.

9. Amount Exercisable.

      (a) No Option shall be exercisable earlier than six months from the date of grant.

      (b) The Options shall become exercisable according to the following schedule:


                Period from                 Portion of Grant That
               the Date the                  Becomes Exercisable
            Option is Granted                 after Such Period
            -----------------                 -----------------
          One year after grant ............           25%
          Two years after grant ...........           50%
          Three years after grant .........           75%
          Four years after grant ..........          100%


10. Exercise of Options. The Option shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with cash, wire transfer, certified check, bank draft or postal or express money order payable to the order of the Company (the "Acceptable Funds") for an amount equal to the Option price of such shares of Stock. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates of the number of shares with respect to which such Option has been so exercised, issued in the


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Optionee's name; provided, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to this Paragraph 10. The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising such Option provide the Company with such information as the Company might reasonably request pertaining to such exercise, sale or other disposition.

11. Restrictive Legend. All shares issued upon the exercise of the Option shall bear the following legend: "The shares represented by this Certificate may not be sold, transferred, pledged, hypothecated or otherwise disposed of (1) unless they have first been registered under the Securities Act of 1933, as amended, or unless, in the opinion of counsel for the Company, such registration is not required; and (2) the shares represented by this Certificate are subject to the terms and conditions of a Stock Purchase Agreement, dated as of _____________, 199_, by and among the Company and the original holder of this Certificate. Copies of such Agreement may be obtained at no cost by written request made by the Holder of record of this Certificate to the Secretary of the Company."

12. Transferability of Options. Options shall not be transferable by the Optionee other than by will or under laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by the Optionee or his legal guardian or representative.


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13. Termination of Directorship of Optionee. If, before the date of expiration of the Option, the Optionee shall cease to be a director of the Company, the Option shall terminate on the earlier of such date of expiration or one year after the date of ceasing to serve as a director. In such event, the Optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which he was entitled to exercise such Option immediately prior to ceasing to serve as a director; however, in the event that the Optionee has ceased to serve as director on or after attaining the age of sixty-two (62) years, the Optionee shall be entitled to exercise all of such Option (without regard to any limitations imposed pursuant to Paragraph 9(b) hereof, but subject to Paragraph 9(a)). Upon the death of the Optionee, his executors, administrators, or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the date of expiration or one year following the date of such death, to exercise the Option, in whole or in part (without regard to any limitations imposed pursuant to Paragraph 9(b) hereof, but subject to Paragraph 9(a)).

14. Requirements of Law. The Company shall not be required to issue any shares under any Option if the issuance of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority.


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15. No Rights as Stockholder. No Optionee shall have rights as a Stockholder with respect to shares covered by any Option until the date of issuance of stock certificate of such shares; and except as otherwise provided in Paragraph 17 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

16. No Employment or Nomination Obligation. The granting of any Options shall not impose upon the Company or its stockholders any obligation to employ any Optionee or to continue to nominate any Optionee for election as a director of the Company.

17. Effect of Change in Stock Subject to the Plan. The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or
(3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all


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Options outstanding under the Plan shall terminate; provided, however, that all stock options granted to Directors prior to termination of this Plan shall become 100 percent vested and each Optionee (and each other person entitled under Paragraph 13 to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Optionee's Options in whole or in part.

18. Amendment and Termination. The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

19. Written Agreement. Each Option granted hereunder or Stock issued hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the Eligible Director and by the President of the Company for and in the name and on behalf of the Company.

20. Indemnification of Board. The Company shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled


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without further act on his part to indemnity from the Company for, all expenses
(including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Board, whether or not he continues to be such member of the Board at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Board (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Board, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Board unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member of the Board may be entitled as a matter of law, contract, or otherwise.


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21. Adoption, Approval and Effective Date of Plan. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the stockholders of the Company.

22. Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and shall be construed accordingly.


















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